Exhibit 99.1

GlobalSCAPE, Inc. Recognizes CDW as Partner of the Year
National Service Provider Honored for Contributions to the Globalscape Partner Program

SAN ANTONIO – February 29, 2016 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, announced today that it has awarded CDW, one of the world’s leading providers of integrated information technology solutions, with the inaugural Globalscape Partner of the Year Award.

The Globalscape Partner of the Year Award was developed to recognize partners that have gone above and beyond to contribute to Globalscape’s global partner program, and recognizes them for outstanding work and demonstrated commitment to excellence. This year’s award is being given to CDW for their overall contribution to revenue growth, the positive state of the partnership and the dedication of CDW to supporting Globalscape solutions within their larger portfolio of technology offerings.

As the cybersecurity landscape continues to threaten to disrupt digital business, human errors create avoidable vulnerabilities and regulations become more complex in an effort to protect organizations and individuals. Meaningful and innovative solutions are required to counter these challenges. Globalscape’s secure information exchange solutions, including its flagship managed file transfer suite Enhanced File TransferTM (EFTTM), are designed to minimize risks and better protect data while in motion and at rest. With the help and support of its worldwide partner network, Globalscape is able to extend its reach and better assist those in need of real-world solutions, quickly, effectively and reliably.

Globalscape’s Partner Program received the CRN 5 Star Partner Program Rating in 2015. In addition, multiple individuals at the Company have been recognized for leadership within the industry. For more information on Globalscape’s channel program, please visit: https://www.globalscape.com/partners.

Supporting Quote:
Tamela Gates May, Vice President of Channel Sales and Marketing at Globalscape
“Globalscape’s focus on enhancing and sustaining our market presence through our sales channel is reflected in the commitment of our partners like CDW, one of the world’s most respected technology integrators. CDW has built an impressive reputation for helping its customers solve complex business problems with innovative and reliable technology. As data security and compliance become a larger priority for organizations of all sizes and across all industries, more businesses will be in need of solutions like Globalscape’s technology and we want to recognize CDW’s dedication to helping us extend our message to a broader market.”

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape’s leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape’s software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2014 fiscal year, filed with the Securities and Exchange Commission on March 30, 2015.

NEWS RELEASE
Contact: Ciri Haugh
Phone Number: +1 (210) 308-8267
Email: PR@globalscape.com

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